Exhibit 99.1

CELSIUS HOLDINGS REPORTS REVENUE GROWTH OF 283%

Delray Beach, FL—January 21, 2010—  Celsius Holdings, Inc. (OTCBB:CSUHD.OB) today reported revenue of $2.4 million for the three months ended December 31, 2009 versus $621,000 for the same period in the previous year, an increase of 283%, or versus $1.3 million for the third quarter of 2009,  an increase of  77%. Revenue for the twelve month period ended December 31, 2009 was $5.9 million versus $2.6 million for 2008, an increase of 126%.

Mr. Stephen C. Haley, chairman and CEO said: “We continue to see significant additions to our growing customer base of retailers in all parts of the country during the last three months.  Both the numbers of companies and the footprint of locations that they represent have increased significantly.  Over the last quarter we have announced recent additions to our retail customer base including Rite Aid Drugstores, Stop & Shop, Giant Supermarkets, Marsh Supermarkets, Bi-Lo Supermarkets, A&P / Pathmark Supermarkets, Harris Teeter Food Markets, Ralphs, Shoprite, and SUPERVALU's family of stores (including Acme, Albertsons, Cub Foods, Jewel-Osco, Shaw's/Star Market, Shoppers Food & Pharmacy, and Farm Fresh). We believe that this dramatic increase in the number of new retail customers will allow us to achieve a significant level of revenue growth in 2010. The company is projecting revenue of $25.0 million in 2010, and cash-flow breakeven by the end of 2010. During 2010, we expect to add additional significant customers in the grocery, drug and mass merchant channels. We are also gratified to report that sales within our existing retail distribution base are continuing to evidence steady growth.”

Mr. Haley continued: “The additional sales team members we brought on in mid-2009 are doing a great job getting us onto more shelves throughout the country, and our marketing team continues to bring our product to a growing number of consumers through multiple marketing and advertising media from television and radio to print and internet.“

Celsius Holdings also announced that its common stock has been approved for listing on the Nasdaq Capital Market upon completion of its previously announced planned underwritten secondary public offering.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (OTCBB:CSUHD.OB) markets Celsius®, the original, great tasting calorie burner that is backed by science, through its wholly-owned operating subsidiary, Celsius, Inc. Celsius, Inc. is dedicated to providing healthier, everyday refreshment through science and innovation. Information about Celsius Holdings, Inc. is available at our website. More information about Celsius, the original, great tasting calorie burner, is available at http://www.celsius.com.

Forward-Looking Statements
This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations and/or financial position, or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings' actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings files from time to time with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release

Contact Info:
Geary Cotton (866) 4-CELSIUS,mailto: gcotton@celsius.com
Jan Norelid (866) 4-CELSIUS, jnorelid@celsius.com
Source: Celsius Holdings, Inc.